Exhibit 10.03

REAL ESTATE PURCHASE AGREEMENT

This Real Estate Purchase Agreement ("Agreement") is entered into this 9th day of December, 2008 by and between Nexia Holdings, Inc., a Nevada corporation (“NXHD”), with a principal office located at 59 West 100 South, Second Floor, Salt Lake City, Utah 84101, and Casey J. Coleman (“HOUSE”) the sole owner of property located in Salt Lake County Utah, consisting of two houses with addresses of 459 East 3360 South, Salt Lake City, Utah, 84115 and 838 South Lake Street, Salt Lake City, Utah, 84105 (hereinafter “Property”).

WHEREAS, NXHD desires to acquire 100% ownership of the PROPERTY in exchange for the issuance of NINETY THREE THOUSAND (93,000) shares of NXHD’s Series C Preferred Stock, with a stated conversion value of $465,000; and

WHEREAS, HOUSE desires to transfer to NXHD 100% of their ownership interest in the Property and retaining a secured interest in the Property, in exchange for NINETY THREE THOUSAND (93,000) shares of NXHD Series C Preferred Stock..

NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Exchange.  The parties will exchange shares as follows:

A.
NXHD  will transfer 93,000 restricted shares of its Series C Preferred Stock to HOUSE on or before December 31, 2008 (the “Closing Date@) and NXHD  will deliver the NXHD shares with all the necessary paperwork to establish ownership in HOUSE of the NXHD shares; and

B.
HOUSE will transfer title to the Property or his ownership interest in Property, equal to and not less than 100% of all ownership interest, in Property to NXHD or its designee on or before the Closing Date and HOUSE will deliver the Property ownership rights with all the necessary paperwork to establish ownership in NXHD of 100% of Property, HOUSE shall be entitled to retain a lien against the Property in the sum of $386,950   until liquidation of the securities received by HOUSE have generated sufficient proceeds which shall be used to satisfy any existing liens against the property, including property taxes on the Property.

2.           Termination.  This Agreement may be terminated at any time prior to the Closing Date under the following circumstances:

A.           By HOUSE or NXHD:

(1)           If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(2)           If the Closing shall have not occurred prior to January 1, 2009, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

B.           By NXHD:

(1)           If HOUSE shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of HOUSE contained herein shall be inaccurate in any material respect; or
(2)           If HOUSE files for bankruptcy protection or otherwise takes any action to place added or additional liens against the Property.

C.           By HOUSE:

(1)
If NXHD shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of NXHD contained herein shall be inaccurate in any material respect;

(2)
If NXHD files for bankruptcy protection prior to the satisfaction of Property debts currently secured by the Property and/or HOUSE are unable to realize $386,950 from the sale of the NXHD Series C Preferred restricted shares provided for by this agreement HOUSE may rescind this exchange and will repay to NXHD all investment made by NXHD to or for the benefit of the Property.

In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3.           Representations and Warranties of HOUSE.  HOUSE hereby represent and warrant that effective this date and the Closing Date, the following representations are true and correct:

A.	Authority. HOUSE has the full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

B.
No Conflict With Other Instruments.  The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the ownership of Property or to which HOUSE is individually or jointly a party and has been duly authorized by all appropriate and necessary action.

C.	Deliverance of Shares. As of the Closing Date, the ownership interest to be delivered to NXHD, or its designee, shall be valid and legal ownership interest to the Property.

D.	No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the Property or HOUSE.

E.	Assets and Liabilities related to the Property. As of the date of closing, the Property shall have no more than $386,950 in debts or liabilities and a current valuation of not less than $465,000.

F.
Payment of expenses.  For a period of six months following the closing hereunder HOUSE shall remain liable for any and all expenses related to the Property, not paid or covered by the rental income generated from the Property.

G.
Complete Lien Disclosure.  Prior to the closing HOUSE shall fully and completely disclose and provide all relevant documents related to any lien or obligation secured by the Property made the subject of this agreement to NXHD and shall respond to and provide information to reply to any inquiry regarding any such obligations by NXHD.

H.
Good Title.  HOUSE warrants and represents that it will be transferring good and clear title to the Property and that there are no known defects or clouds on title and hereby agrees to indemnify and hold NXHD harmless from any such lack of clean title and/or damages resulting from any defects or clouds on title that exist as of the date of closing, unless or except as clearly disclosed in writing to NXHD prior to the closing and which NXHD agrees to excuse from this provision.

I.
Representations Regarding Condition of the Property.  HOUSE shall complete and deliver to NXHD a complete set of standard Seller’s Representations regarding the condition of the Property prior to closing, NXHD shall have the right to review and accept or reject the Property based upon those disclosures.

4.           Representations and Warranties of NXHD.

NXHD hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

A.
Corporate Authority.  NXHD has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement.  The Board of Directors of NXHD has duly authorized the execution, delivery, and performance of this Agreement.

B.
No Conflict With Other Instruments.  The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of NXHD to which NXHD is a party and has been duly authorized by all appropriate and necessary action.

C.	No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to NXHD.

5.           Closing.   The Closing as herein referred to shall occur upon such date as the parties hereto may mutually agree upon, but is expected to be on or before December 31, 2008.

6.           Conditions Precedent of NXHD to Effect Closing.  All obligations of NXHD under this Agreement are subject to fulfillment prior to or as of the Closing Date, as follows:

A.
The representations and warranties by or on behalf of HOUSE contained in this Agreement or in any certificate or documents delivered to NXHD pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

B.	HOUSE shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

C.	All instruments and documents delivered to NXHD pursuant to the provisions hereof shall be reasonably satisfactory to NXHD's legal counsel.

D.
       HOUSE shall have provided reasonable assurances that as of or prior to the date of closing that the PROPERTY shall have no more than $386,950 in debts or liabilities and a current valuation of not less than $465,000.

7.           Conditions Precedent of HOUSE to Effect Closing.  All obligations of HOUSE under this Agreement are subject to fulfillment prior to or as of the date of Closing, as follows:

A.
The representations and warranties by or on behalf of NXHD contained in this Agreement or in any certificate or documents delivered to HOUSE pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

B.	NXHD shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

C.	All instruments and documents delivered to HOUSE pursuant to the provisions hereof shall be reasonably satisfactory to HOUSE’s legal counsel.

8.           Damages and Limit of Liability.  Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9.           Nature and Survival of Representations and Warranties.  All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10.           Indemnification Procedures.  If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom indemnification is sought (Indemnifying Party).  The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims.  Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party.  The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld).  The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld).  The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation.  If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgment.

11.           Default at Closing.  Notwithstanding the provisions hereof, if either party shall fail or refuse to deliver any of the Shares, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by that party and the other party at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to the defaulting party.

12.           Costs and Expenses.  NXHD and HOUSE shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement.  NXHD and HOUSE have been represented by their own attorneys in this transaction, and shall pay the fees of their attorneys, except as may be expressly set forth herein to the contrary.

13.           Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

To HOUSE:	To NXHD:
Casey J. Coleman	Nexia Holdings, Inc.
59 West 100 South, Second Floor
Salt Lake City, Utah	Salt Lake City, Utah 84101
chemp73@yahoo.com

14.           Miscellaneous.

A.           Further Assurances.  At any time and from time to time, after the effective date, each party will execute such additional instruments and take such additional steps as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B.           Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

C.           Brokers.  Neither party has employed any brokers or finders with regard to this Agreement not disclosed herein.

D.           Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

E.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

F.           Governing Law.  This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary.  Any issue regarding title to the Property shall be governed by the laws of the State of Utah where the Property is located.  Any suit, action or legal proceeding arising from or related to this Agreement shall be submitted for binding arbitration resolution to the American Arbitration Association, in Salt Lake City, Utah, pursuant to their Rules of Procedure or any other mutually agreed upon arbitrator.  The parties agree to abide by decisions rendered as final and binding, and each party irrevocably and unconditionally consents to the jurisdiction of such arbitrator and waives any objection to the laying of venue in, or the jurisdiction of, said Arbitrator.

G.           Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

H.           Entire Agreement.  The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  No representations, warranties covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

I.           Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Casey J. Coleman	Nexia Holdings, Inc.,
                                                                        A Nevada corporation

/s/ Casey J. Coleman	By: /s/ Richard Surber .
Name: Richard Surber
                                                                        Its: President